REGISTRATION RIGHTS AGREEMENT



          REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of March 31, 2003, by and among Aphton Corporation, a Delaware corporation, with headquarters located at 80 SW Eight Street, Miami, Florida 33130 (the "Company"), and the undersigned buyers (each, a "Buyer" and collectively, the "Buyers").

          WHEREAS:

          A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to each Buyer (i) convertible notes of the Company (the "Initial Notes"), which will be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") (as converted, the "Initial Conversion Shares") in accordance with the terms of the Initial Notes, and (ii) warrants (the "Initial Warrants") which will be exercisable to purchase shares of Common Stock (as exercised collectively, the "Initial Warrant Shares");

          B. In connection with the Securities Purchase Agreement, a Buyer shall be required to purchase and the Company shall be required to issue and sell, upon the terms and subject to the conditions of the Securities Purchase Agreement, (i) additional convertible notes (the "Additional Notes" and collectively with the Initial Notes, the "Notes"), which will be convertible into shares of Common Stock (as converted, the "Additional Conversion Shares" and collectively with the Initial Conversion Shares, the "Conversion Shares") in accordance with the terms of the Additional Notes and (ii) additional warrants (the "Additional Warrants" and collectively with the Initial Warrants, the "Warrants"), which will be exercisable to purchase shares of Common Stock (as exercised collectively, the "Additional Warrant Shares" and collectively with the Initial Warrant Shares, the "Warrant Shares"); and

          C. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

          1. Definitions.

          As used in this Agreement, the following terms shall have the following meanings:

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               a. "Additional  Registrable  Securities" means (i) the Additional
Conversion  Shares issued or issuable upon  conversion of the Additional  Notes,
(ii) the Interest Shares (as defined in the Notes) issued or issuable in connection with the Additional Notes, (iii) the Additional Warrant Shares issued or issuable upon exercise of the Additional Warrants and (iv) any shares of capital stock issued or issuable with respect to the Additional Conversion Shares, the Interest Shares, the Additional Notes, the Additional Warrant Shares or the Additional Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of Additional Notes or exercise of the Additional Warrants.

               b. "Additional Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering any Additional Registrable Securities.

               c. "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

               d. "Effectiveness Deadline" means the Initial Effectiveness Deadline (as defined below) and the Additional Effectiveness Deadline (as defined below), as applicable.

               e. "Filing Deadline" means the Initial Filing Deadline (as defined below) and the Additional Filing Deadline (as defined below), as applicable.

               f. "Investor" means a Buyer, any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

               g. "Initial Registrable Securities" means (i) the Initial Conversion Shares issued or issuable upon conversion of the Initial Notes, (ii) the Initial Warrant Shares issued or issuable upon exercise of the Initial Warrants, (iii) the Interest Shares issued or issuable in connection with the Initial Notes and (iv) any shares of capital stock issued or issuable with respect to the Initial Conversion Shares, the Initial Notes, the Interest Shares, the Initial Warrant Shares or the Initial Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Initial Notes or exercises of the Initial Warrants.

               h.  "Initial   Registration   Statement"   means  a  registration
statement or registration statements of the Company filed under the 1933 Act covering the Initial Registrable Securities.

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

               i. "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and governmental authority or any department or agency thereof.

               j.  "register,"  "registered,"  and  "registration"  refer  to  a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

               k.  "Registrable   Securities"  means  the  Initial   Registrable
Securities and the Additional Registrable Securities.

               l.  "Registration   Statement"  means  the  Initial  Registration
Statement and the Additional Registration Statement(s).

          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

          2. Registration.

               a. Initial Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than June 5, 2003 (the "Initial Filing Deadline"), file with the SEC the Registration Statement on Form S-3 covering the resale of all of the Initial Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(e). The Initial Registration Statement prepared pursuant hereto shall register for resale at least 13,650,000 shares of Common Stock. The Initial Registration Statement shall contain (except as otherwise directed by the Holders) the "Plan of Distribution" attached hereto as Exhibit B. The Company shall use its best efforts to have the Initial Registration Statement declared effective by the

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

SEC as soon as practicable, but in no event later than August 1, 2003 (the "Initial Effectiveness Deadline").

               b. Additional Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than 15 days after the Additional Closing Date (the "Additional Filing Deadline"), file with the SEC an Additional Registration Statement on Form S-3 covering the resale of all of the Additional Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(e). The Additional Registration Statement prepared pursuant hereto shall register for resale at least the product of (i) 1.5 and (ii) the number of Additional Registrable Securities as of the trading day immediately preceding the date the Additional Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 2(f). The Additional Registration Statement shall contain
(except as otherwise directed by the Holders) the "Plan of Distribution" attached hereto as Exhibit B. The Company shall use its best efforts to have the Additional Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the date which is 90 days after the Additional Closing Date (the "Additional Effectiveness Deadline").

               c. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of Buyers holding at least two-thirds of the Registrable Securities other than securities held on the date hereof by Aventis Pharmaceuticals, Inc. and Mainfield Enterprises Inc.

               d. Legal Counsel. Subject to Section 5 hereof, legal counsel for one of the Buyers shall have the right to review and oversee any registration pursuant to this Section 2 ("Legal Counsel"), which shall be Schulte Roth & Zabel LLP. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

               e. Ineligibility for Form S-3. The Company represents, warrants and covenants that it meets the requirements for the use of Form S-3 for registration of the sale by the Buyers and any other Investor of the Registrable Securities and the Company has filed and shall file all reports required to be filed by the Company with the SEC in a timely manner so as to obtain and maintain such eligibility for the use of Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the holders of at least two-thirds of the Registrable Securities and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

               f. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to
Section 2(a) or 2(b) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor's allocated portion of the Registrable Securities pursuant to Section 2(c), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least 150% of the number of such Registrable Securities as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as

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

practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities issued or issuable upon conversion of the Notes and upon exercise of the Warrants, if any, covered by such Registration Statement is less than the product determined by multiplying (i) the number of Registrable Securities covered by such Registration Statement, by
(ii) 1.3. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Notes or the exercise of the Warrants and such calculation shall assume that the Notes and the Warrants are then convertible into and exercisable for, as applicable, shares of Common Stock and the maximum number of Interest Shares under the Notes will be issued, assuming the initial outstanding principal amount of the Notes remains outstanding through the scheduled maturity date and assuming no conversions or redemptions of the Notes prior to the scheduled maturity date, at the then prevailing Interest Conversion Price (as defined in the Notes), Conversion Rate (as defined in the Notes) or Warrant Exercise Price (as defined in the Warrants), as applicable.

               g.   Effect  of  Failure   to  File  and   Obtain  and   Maintain
Effectiveness of Registration Statement. If (i) a Registration Statement covering all the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the respective Filing Deadline or (B) not declared effective by the SEC on or before the respective Effectiveness Deadline or (ii) on any day after such Registration Statement has been declared effective by the SEC, sales of all the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(q)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient shares of Common Stock) (collectively the "Registration Delays"), then, as partial relief for the damages to any holder by reason of any such Registration Delay (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Notes relating to such Registration Statement an amount in cash equal to the product of (i) the aggregate Principal (as such term is defined in the Notes) convertible into Conversion Shares included in such Registration Statement of such Investor's Notes multiplied by (ii) the product of (I) .00033 for the first 30 days and ..00067 for all subsequent days multiplied by (II) the number of days, in each instance, after the Registration Statement has been declared effective by the SEC that such Registration Statement is not available (other than during an Allowable Grace Period) for the sale of all the Registrable Securities required to be included on such Registration Statement. The payments to which a holder shall be entitled pursuant to this Section 2(g) are referred to herein as "Registration Delay Payments." Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. If, after the cure of all Registration Delays then in effect, there is a subsequent Registration Delay, a rate of .00033 will be used to compute the Registration

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

Delay Payment for the first 30 days of the Registration Delay, regardless of the rate in effect with respect to any prior Registration Delay at the time of cure of such Registration Delay.

          3. Related Obligations.

          At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(b), 2(e) or 2(f), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

               a. The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

               b.  The  Company  shall  prepare  and  file  with  the  SEC  such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

               c. The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for

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

Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

               d. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

               e. The Company  shall use its best  efforts to (i)  register  and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration
Statement under such other securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

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

               f. The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(q), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing
(i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

               g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

               h. The Company shall make available for inspection during normal business hours and upon 2 Business Days prior notice by (i) any Investor (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the "Inspectors"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other

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

confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

               i. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

               j. The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities covered by a Registration Statement on The NASDAQ National Market, or (iii) if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure the inclusion for quotation on The NASDAQ SmallCap Market for such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

               k. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

               l. If requested by an Investor, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

               m. The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

               n. The Company shall make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933
Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of a Registration Statement.

               o. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

               p. Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

               q. Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and otherwise required (a "Grace Period"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed twenty (20) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of sixty (60) days and the first day of any Grace Period must be at least two (2) Business Days after the last day of any prior Grace Period (each, an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(f) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement, prior to the Investor's receipt of the notice of a Grace Period and for which the Investor has not yet settled.

          4. Obligations Of The Investors.

               a. At least seven (7) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor unless such Investor elects not to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

               b.  Each  Investor,   by  such   Investor's   acceptance  of  the
Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

               c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

          5. Expenses Of Registration.

          All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the reasonable fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $10,000 for the Initial Registration Statement and $5,000 for each Additional Registration Statement.

          6. Indemnification.

          In the event any Registrable Securities are included in a Registration Statement under this Agreement:

               a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including,  without  limitation,  any  state  securities  law,  or any  rule  or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(d), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it or failed to deliver the correct prospectus as required by the 1933 Act and such correct prospectus was timely made available pursuant to Section 3(d); (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

               b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or any such amendment thereof or supplement thereto; and, subject to Section 6(c), such Investor will promptly reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to
Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

               c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed,  to  assume  control  of the  defense  thereof  with  counsel  mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnified Person or Indemnifying Party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least two-thirds in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

               d. The  indemnification  required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

               e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

          7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, then each indemnifying party, in lieu of indemnifying such Indemnified Person or Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Person or Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the Indemnified Person or Indemnified Party in connection with the actions, statements or omissions that resulted in such Claim or Indemnified Damages as well as any other relevant equitable considerations. The relative fault of such indemnifying party and such Indemnified Person or Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or such Indemnified Person or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Claim or Indemnified Damages shall be deemed to include any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Claim to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7, contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement. No person involved in the sale of Registrable Securities which person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation.

          8. Reports Under The 1934 Act.

          With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

               a. make and keep public information available, as those terms are understood and defined in Rule 144;

               b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

               c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

          9. Assignment of Registration Rights.

          The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor's Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws;
(iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

          10. Amendment of Registration Rights.

          Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold at least two-thirds of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend, or consent to a waiver or modification of, any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

          11. Miscellaneous.

               a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities.

               b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

               If to the Company:

                 Aphton Corporation
                 80 SW Eighth Street
                 Miami, Florida 33130
                 Telephone:     (305) 374-7338
                 Facsimile:     (305) 374-7615
                 Attention:     Philip Gevas

               With a copy to:

                 White & Case LLP
                 1155 Avenue of the Americas
                 New York, New York  10036
                 Telephone:     (212) 819-8200
                 Facsimile:     (212) 354-8113
                 Attention:     Jonathan Kahn, Esq.


               If to Legal Counsel:

                 Schulte Roth & Zabel LLP
                 919 Third Avenue
                 New York, New York 10022
                 Telephone:  (212) 756-2000
                 Facsimile:  (212) 593-5955
                 Attention:  Eleazer Klein, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

          c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party (other than Heartland Group, Inc.

("Heartland")) hereby irrevocably submits to the non- exclusive jurisdiction of the state and federal courts sitting The City of New York, Borough of Manhattan and the state and federal courts sitting in Milwaukee, Wisconsin, and Heartland hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Milwaukee, Wisconsin, in each case for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

               e. This Agreement, the Securities Purchase Agreement, the Warrants, the Notes and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement, the Warrant, the Notes and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

               f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

               g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

               i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               j. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding at least two-thirds of the Registrable Securities, determined as if all of the Notes held by Investors then outstanding have been converted into Registrable Securities and all Warrants then outstanding have been exercised for Registrable Securities without regard to any limitations on conversion of the Notes or on exercises of the Warrants.

               k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

               l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

               m. Heartland Value Fund. The Company understands and agrees that Heartland Group, Inc. is entering into this Agreement solely on behalf of Heartland Value Fund and that any claims that the Company may have against Heartland Group, Inc. under this Agreement or otherwise in connection with the transactions contemplated hereby shall only be made against the assets of the Heartland Value Fund.

                                   * * * * * *

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:                                     BUYERS:

APHTON CORPORATION                           SF CAPITAL PARTNERS LTD.


By: /s/ Philip Gevas                         By: /s/ Brian H. Davidson
   ------------------------------               --------------------------------
   Name:   Philip Gevas                         Name:  Brian H. Davidson
   Title:  Chief Executive Officer              Title: Authorized Signatory


                                             HEARTLAND GROUP, INC., solely on
                                             behalf of the Heartland Value Fund


                                             By: /s/ Paul T. Beste
                                                --------------------------------
                                                Name:  Paul T. Beste
                                                Title: Vice President and
                                                          Secretary



                                             SMITH BARNEY FUNDAMENTAL VALUE
                                             FUND INC.
                                             (NOMINEE NAME: HORIZON WAVES & CO.)


                                             By: /s/ John G. Goode
                                                --------------------------------
                                                 Name:  John G. Goode
                                                 Title: Managing Director

                                          SCHEDULE OF BUYERS

Buyer                                                                              Buyer's Legal
                                          Buyer Address                      Representative's Address
                                       and Facsimile Numb                       and Facsimile Number
SF Capital Partners Ltd.             c/o Staro Asset Management LLC               Schulte Roth & Zabel LLP
                                     3600 South Lake Drive                        919 Third Avenue
                                     St. Francis, Wisconsin 53235                 New York, NY 10022
                                     Attention: Brian Davidson                    Attn: Eleazer Klein, Esq.
                                                Dan McNally, Esq.                 Facsimile:  (212) 593-5955
                                     Facsimile:  (414) 294-7700                   Telephone:  (212) 756-2000
                                     Telephone: (414) 294-7000

Heartland Group, Inc.                Heartland Group, Inc.                        Quarles & Brady LLP
                                     789 North Water Street                       411 East Wisconsin Avenue
                                     Milwaukee, Wisconsin 53202                   Milwaukee, Wisconsin 53202
                                     Attention:  Connie Wick                      Attention:  Charles M. Weber, Esq.
                                     Facsimile:  (414) 347-0346                   Facsimile:  (414) 978-8708
                                     Telephone:  (414) 977-8727                   Telephone:  (414) 277-5107

Smith Barney                         c/o Davis Skaggs Investment                  Citigroup Asset Management
Fundamental Value Fund Inc.          Management                                   Mutual Funds Legal Department
(Nominee Name: Horizon Waves         1 Sansome Street, 36th Floor                 300 First Stamford Place, 4th Floor
 & Co.)                              San Francisco, CA  94104                     Stamford, CT  06902
                                     Attention:  John G. Goode                    Attention:  Gordon E. Swartz, Esq.
                                     Facsimile:  (415) 984-6606                   Facsimile:  (203) 890-7068
                                     Telephone:  (415) 984-6513                   Telephone:  (203) 890-7045

                                                                       EXHIBIT A


                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT


U.S. Stock Transfer Corporation
1745 Gardena Avenue
Glendale, CA  91204-2991
Attn:  William Garza

         Re:  Aphton Corporation
              ------------------

Ladies and Gentlemen:

          We are counsel to Aphton Corporation, a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of March 31, 2003 (the "Purchase Agreement"), entered into by and among the Company and the buyers named therein (collectively, the "Holders") pursuant to which the Company issued to the Holders its convertible notes (the "Notes"), convertible into shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock") and warrants exercisable for shares of its Common Stock (the "Warrants"). Pursuant to the Purchase Agreement, the Company also has entered into a Registration
Rights   Agreement  with  the  Holders,   dated  as  of  March  31,  2003  (the
"Registration Rights Agreement"), pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 2003, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the "Registration Statement") with the Securities and
Exchange Commission (the "SEC") relating to the Registrable Securities (as defined in the Registration Rights Agreement) which names each of the Holders as a selling stockholder thereunder.

          In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                                    Very truly yours,

                                                    [ISSUER'S COUNSEL]


                                                    By:_____________________

CC:      [LIST NAMES OF HOLDERS]

                                                                       EXHIBIT B


                              PLAN OF DISTRIBUTION


     We are registering the shares of common stock issuable upon conversion or redemption of the convertible notes, as interest shares on the convertible notes and upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the convertible notes and the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by any selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock; provided, however, that a selling stockholder will pay all applicable underwriting discounts and selling commissions, if any.

     Any selling stockholder may sell all or a portion of the common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

     (1) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

     (2) in the over-the-counter market,

     (3) in transactions otherwise than on these exchanges or systems or in the over-the-counter market,

     (4) through the writing of options, whether the options are listed on an options exchange or otherwise,

     (5) through the settlement of short sales;

     (6) through a combination of such methods of sale; or

     (7) through any other method permitted pursuant to applicable law.

     If a selling  stockholder  effects such  transactions  by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, a selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. A selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions. Each selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

     Each selling stockholder may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. Each selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

     Each selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed, to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from each selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

     There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

     Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

     We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[ ] in total, including, without limitation,

Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling
stockholder  will  pay  all  applicable   underwriting   discounts  and  selling
commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by a selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

     Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.